As filed with the Securities and Exchange Commission on June 6, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VAXART, INC.

 (Exact name of registrant as specified in its charter)

Delaware	59-1212264
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

290 Utah Ave., Suite 200

South San Francisco, California 94080

(Address of principal executive offices) (Zip code)

Vaxart, Inc. Amended and Restated 2007 Equity Incentive Plan

 (Full title of the plan)

Wouter W. Latour, M.D.

President & Chief Executive Officer

290 Utah Ave., Suite 200

South San Francisco, California 94080

(650) 550-3522 (Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

John T. McKenna

Josh Seidenfeld

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐(Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value$0.10 per share
Vaxart, Inc. Amended and Restated 2007 Equity Incentive Plan	251,106 shares (2)	$9.51 (3)	$2,388,019	$297.31

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s common stock, as applicable.

(2)	Represents shares of common stock subject to stock options that are outstanding as of the date this Registration Statement is being filed.
(3)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price of outstanding stock options granted pursuant to the Vaxart, Inc. Amended and Restated 2007 Equity Incentive Plan.

EXPLANATORY NOTE

On February 13, 2018, privately-held Vaxart, Inc. (“Vaxart”) and Aviragen Therapeutics, Inc. (“Aviragen”), completed a business combination in accordance with the terms of that certain Agreement and Plan of Merger and Reorganization, dated as of October 27, 2017, by and among Aviragen, Agora Merger Sub, Inc. (“Merger Sub”) and Vaxart (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Vaxart, with Vaxart surviving as a wholly-owned subsidiary of Aviragen (the “Merger”). Pursuant to the Merger Agreement, Aviragen changed its name to Vaxart, Inc. (the “Registrant,” “we,” “us” or “our”) and privately-held Vaxart changed its name to Vaxart Biosciences, Inc. Pursuant to the Merger Agreement, each option to purchase shares of Private Vaxart Common Stock that was outstanding and unexercised immediately prior to the effective time of the Merger under the Vaxart, Inc. Amended and Restated 2007 Equity Incentive Plan (the “2007 Plan”), whether or not vested, was converted into and became an option to purchase shares of Registrant Common Stock and the Registrant assumed the 2007 Plan.

PART II

ITEM 3.                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:

(a)                 The Registrant’s Annual Report on Form 10-K (File No. 001-35285) for the fiscal year ended June 30, 2017, filed with the SEC on September 1, 2017, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on October 20, 2017.

(b)                 The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 15, 2018.

(c)                 The Registrant’s Current Reports on Form 8-K filed with the SEC on September 20, 2017, September 27, 2017, October 30, 2017, October 31, 2017, November 30, 2017, December 19, 2017, January 5, 2018, January 12, 2018, January 17, 2018, January 24, 2018, January 26, 2018, February 1, 2018, February 6, 2018, February 7, 2018, February 9, 2018, February 20, 2018, April 2, 2018, April 13, 2018, April 27, 2018 and June 6, 2018.

(d)                 All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year ended June 30, 2017.

(e)                 The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 10, filed with the SEC on May 4, 1970, as amended by the Company’s Current Report on Form 8-K (File No. 000-04829) filed with the SEC on August 15, 2003.

(f)                  All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.                DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.                INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.                INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Registrant’s amended and restated certificate of incorporation, as amended, and amended and restated bylaws provide that the Registrant will indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law.  However, Delaware law prohibits the Registrant’s certificate of incorporation from limiting the liability of the Registrant’s directors for the following:

•         any breach of the director’s duty of loyalty to us or to our stockholders;

•         acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•         unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•         any transaction from which the director derived an improper personal benefit.

The Registrant has entered into agreements to indemnify each of its directors and officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity.

The Registrant may maintain insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such. The Registrant has obtained director and officer liability insurance to cover liabilities directors and officers may incur in connection with their services to the Registrant.

ITEM 7.                EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.                EXHIBITS

Exhibit No.	Exhibit Description	Schedule / Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation	10-K	001-35285	3.1	September 13, 2016
4.2	Certificate of Amendment to Restated Certificate of Incorporation of Aviragen Therapeutics, Inc.	8-K	001-35285	3.1	February 20, 2018
4.3	Certificate of Amendment to Restated Certificate of Incorporation of Vaxart, Inc.	8-K	001-35285	3.2	February 20, 2018
4.4	Restated By-laws of Vaxart, Inc.	10-K	001-35285	3.2	September 13, 2016
4.5	Form of Common Stock Certificate.	10-K	000-04829	4.2	March 15, 2007
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2*	Consent of KPMG LLP, independent registered public accounting firm.
23.3*	Consent of Cooley LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this Form S-8).
99.1	Vaxart, Inc. Amended and Restated 2007 Equity Incentive Plan, and forms of agreements related thereto.	S-4/A	333-222009	10.24	December 29, 2017

____________

*Provided herewith.

ITEM 9.                UNDERTAKINGS

1.                   The undersigned registrant hereby undertakes:

(a)                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                  To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)                To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)              To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)             That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)              The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)               Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.                The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on June 6, 2018.

Vaxart, Inc.

/s/ Wouter W. Latour
Wouter W. Latour, M.D.
President & Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents,that each person whose signature appears below constitutes and appoints Wouter W. Latour, M.D., and John M. Harland, each or any one of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Wouter W. Latour	President, Chief Executive Officer and Director	June 6, 2018
Wouter W. Latour, M.D.	(Principal Executive Officer)

/s/ John M. Harland	Chief Financial Officer and Secretary	June 6, 2018
John M. Harland	(Principal Financial Officer)

/s/ Richard Markham	Chairman of the Board	June 6, 2018
Richard Markham

/s/ Michael J. Finney, Ph.D.	Director	June 6, 2018
Michael J. Finney, Ph.D.

/s/ Jan Leschly	Director	June 6, 2018
Jan Leschly

/s/ Anne VanLent	Director	June 6, 2018
Anne VanLent

/s/ Geoffrey F. Cox, Ph.D.	Director	June 6, 2018
Geoffrey F. Cox, Ph.D.

/s/ John P. Richard	Director	June 6, 2018
John P. Richard